Exhibit 10.30

The Plaza at Jupiter
Yacht Club
Suite 200
Jupiter, FL

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease"), made and entered into this 14th day of February, 2019, is between **JYC Investors, LLC.**, a Florida limited liability corporation, whose mailing address is P.O. Box 3316, Tequesta, FL 33469, hereinafter referred to as "LESSOR," and **Recall Studies, Inc.**, whose mailing address is 1115 Broadway, 12th Floor, New York, NY 10010, hereinafter referred to as "LESSEE."

WITNESSETH:

That the LESSOR and LESSEE, each in consideration of the covenants of the other as herein contained, have hereby agreed as follows:

I. LEASED PREMISES. Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, LESSOR does hereby lease, demise and let to LESSEE and LESSEE does hereby lease, demise and let from LESSOR those certain premises (hereinafter sometimes called the "Premises" or "Leased Premises"), which LESSOR and LESSEE do hereby stipulate as containing 3375 square feet of Net Rentable Area, such Leased Premises being known generally as Suite 200 located in the building located at 318 South US Highway One, The Plaza at Jupiter Yacht Club, Jupiter, Florida (herein called the "Building"), and such Leased Premises being more particularly shown on the building floor plan attached hereto as Exhibit "A" and made a part hereof.

II. TERM. LESSOR leases the Leased Premises to LESSEE, to have and to hold, for a period of Eighteen (18) Months, commencing upon March 1, 2019 (the "Commencement Date"), and ending at 11:59 p.m. on August 31, 2020 (the "Lease Term").

III. BASE RENT. The LESSEE shall pay Base Rent in accordance with the following table:

PERIOD	BASE RENT		
	ANNUAL	MONTHLY	RATE/SQ.FT.
March 1, 2019-February 29, 2020	$89,437.50	$7,453.13	$26.50
March 1, 2020-August 31, 2020	XXX	$7,676.72	$27.30
First Option Period, if Exercised			
September 1, 2020-August 31, 2021	$94,884.24	$7,907.02	$28.11
Second Option Period, if Exercised			

September 1, 2021-August 31, 2022	$97,730.77	$8,144.23	$28.96

Concurrently with the execution of this Lease, LESSEE shall pay LESSOR the sum of $11,508.60; representing the Base Rent for the month of March, 2019 in the amount of $7,453.13 together with LESSEE's estimated pro rata share of the Expenses (as described in Article IV below) for the month of March, 2019 in the amount of $3,332.81, and together with the applicable Florida sales tax thereon in the amount of $722.66.

IV. ADDITIONAL RENT AND CHARGES. The LESSEE acknowledges that it is the intention of the parties that this Lease shall be a net lease in favor of the LESSOR and the LESSEE shall be responsible for all costs, charges and outlays in respect to the Leased Premises except as otherwise set out in this Lease. In particular, the LESSEE shall pay the following as Additional Rent:

> Its pro rata share of all real estate taxes, duties, levies and local improvement charges, or other taxes or assessments ("Real Estate Taxes") levied or assessed from time to time against the LESSOR or the Building, including all Common Areas and Facilities, or any part thereof from any governmental authorities, and the pro rata share of all Operating Costs (sometimes referred to as the Common Area Maintenance "CAM" Charges) being the costs, charges and expenses incurred by the LESSOR in operating, managing, maintaining, repairing, replacing, servicing, securing and insuring the Building, including the Common Areas and Facilities, any and all assessments due from time to time pursuant to the Declaration of Covenants, Restrictions and Easements of Jupiter Yacht Club, as amended from time to time (the "Master Declaration"), any other assessments levied from time to time by any property owner's association, and a building management fee of five (5%) percent of the gross income excluding said fee.

For the purposes of this Lease, the LESSEE's pro rata share shall be the proportion which the Rental Area of the Leased Premises bears to the total Rentable Area of the Building, including the Leased Premises. The total estimated Rentable Area of the Building is approximately 22,388 square feet. Therefore, the LESSEE's pro rata share is 3,375/22,388 or 15.08%. LESSEE's pro rata share of Expenses is estimated at $11.85 per square foot for calendar year 2019 of the Lease Term, to be adjusted to actual Expenses if less. LESSEE acknowledges and agrees that the figure of $11.85 per square foot is merely an estimate of LESSEE's pro rata share of Expenses for calendar year 2019 and that such estimate is subject to adjustment by LESSOR at any time as provided in Section 4 of the Standard Conditions. Commencing January 1, 2020, the maximum increase in LESSEE's pro rata share of Expenses shall not exceed an increase of five (5%) percent per annum over LESSEE's actual pro rata share of Expenses for the previous year (the "Expense Increase Cap"); provided, however, that the following expenses shall not be subject to the Expense Increase Cap: Real Estate Taxes, including Solid Waste fee, property assessments pursuant to the Master Declaration or any other assessments levied by any property owner's association, insurance, utilities and any special assessments which may be necessary in the event of a casualty (such as a hurricane) for landscaping and other related damage.

The Operating Expenses that vary with the occupancy and that are attributable to any part of the lease term in which less than 95% of the rentable area of the Building/Project is occupied by tenants will be adjusted by the LESSOR to the amount that LESSOR reasonably believed they would have been if 95% of the rentable area of the Building/Project had been occupied.

V. USE OF LEASED PREMISES. The Leased Premises will be used for a business office purpose and for no other use or purpose whatsoever. If the LESSEE breaches this covenant in any manner and said breach is not corrected within ten (10) days after written notice, the LESSOR, in addition to any other remedies available to it, shall have the immediate right to terminate this Lease and to recover from the LESSEE all damages incurred by the LESSOR as a result of such termination. During the Term of this Lease, LESSEE shall have access to the Leased Premises seven (7) days per week, twenty-four (24) hours per day.

VI. SECURITY DEPOSIT. LESSEE, concurrently with the execution of this Lease, has deposited with LESSOR the sum of $10,000.00, the receipt of which is hereby acknowledged by LESSOR, which sum shall be retained by LESSOR as security for the payment by LESSEE of the rents and all other payments herein agreed as required under Standard Condition 5.

VII. PARKING. LESSOR hereby grants LESSEE the non-exclusive use of the non-assigned parking spaces at no charge as identified in the site plan described in Exhibit "B", attached hereto and made a part hereof and the parking structure immediately north of spaces noted on Exhibit B. Such parking spaces may be used by LESSEE and its employees, agents, contractors, customers, and business invitees on a non-exclusive basis with other owners and tenants within Jupiter Yacht Club and others entitled to non-exclusive use thereof. The use of such parking spaces shall at all times be subject to all of the terms and conditions of this Lease and the Master Declaration.

VIII. BROKER.

Paul Hanna Management, Inc.
P.O. Box 3316
Tequesta, FL 33469

IX. STANDARD CONDITIONS. The LESSOR and LESSEE agree to abide by the Standard Conditions enumerated in Exhibit "C" of this Lease.

X. RULES AND REGULATIONS. The LESSOR and LESSEE agree to abide by the Rules and Regulations attached to this Lease and identified as Exhibit "D".

XI. SPECIAL CLAUSES/ CONDITIONS: YES _X_ NO ____ (Any special clauses or conditions of this Lease are identified in Exhibit "E").

[SIGNATURES ON PAGE 4]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Witnesses:

____
Print name: Caroline H. Hanna

____
Print name: BRIAN. WRIGHT

LESSOR:
JYC Investors, LLC,
a Florida limited liability corporation

By: _______________________
Name: Paul B Hanna
Title: Manager

Witnesses:

____
Print name: Deborah W. Textor

____
Print name: BRIAN R. WRIGHT

LESSEE: Recall Studios Inc.

By: _______________________
Print Name: John C Textor
Title: CEO

EXHIBIT LIST

Exhibit A:	Leased Premises
Exhibit B:	Parking Spaces
Exhibit C:	Standard Conditions
Exhibit D:	Rules and Regulations
Exhibit E:	Special Clauses/Conditions
Exhibit F:	Guarantee for Lease Performance-Omitted

EXHIBIT "A"
LEASED PREMISES


Restore glass wall with Door
Door
New glass paneld wall
Door

EXHIBIT "B"

PARKING SPACES


Site Data (Parcel A-3)
Building Data
Parking Data
Legend
KEY DESCRIPTION
The Pointe Entry
Existing Retail Building
Proposed 2 Story Building
Riverwalk
Existing Garage
See Sheet SP-2 for Paving & Layout Details
U.S Highway One
Final Plans Town Council Approval on April 16, 2012 (Ordinance No. 17-12 Resolution No. 11-12)
Gentile Glas Holloway O'Mahoney
Site Development Plan
JYC Parcel A-3
Jupiter Yacht Club - Jupiter, Florida
SP-1

THE PLAZA AT JUPITER YACHT CLUB

SPACE LEASE AGREEMENT

STANDARD CONDITIONS

EXHIBIT "C"

1. NET RENTABLE AREA: The terms "Net Rentable Area" as used herein, shall refer to all area measured from the outside surface of the outer glass or finished walls of the Building to the outside surface of the opposite outer wall, glass, or to the mid-point of the walls separating the Leased Premises of adjacent tenants. The term "Net Rentable Area" includes pro rata share of all common facilities located on tenant's floor such as, but not limited to, common bathrooms, common hallways and interior service areas. No deductions from Net Rentable Area are made for columns or projections necessary to the Building. The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and as hereby stipulated in Article I above for all purposes, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

2. SALES TAX: In addition to the Base Annual Rental, LESSEE shall and hereby agrees to pay to LESSOR on the first day of each month a sum equal to any sales tax, tax on Rentals, and any other charges, taxes and/or impositions, now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of Rental collected therefor.

Nothing herein shall, however, be taken to require LESSEE to pay any part of any Federal and/or State Taxes or any other taxes or charges on income imposed upon LESSOR.

3. PRO RATA SHARE OF EXPENSES AS ADDITIONAL RENT: In addition to the Base Annual Rental and other sums to be paid hereunder by LESSEE, LESSEE shall pay a pro rata share of the following expenses of LESSOR related to the common areas of the Building. LESSEE'S pro rata share shall be the product obtained by multiplying the total of such expenses by a fraction, the numerator of which shall be the square feet of Net Rentable Area of the Leased Premises and the denominator of which shall be the total rentable area of Building. For purposes hereof, the parties hereto agree that the rentable area in the Building is 22,388 square feet.

It is expressly understood that the expenses for which the LESSEE shall pay a pro rata share according to the aforesaid formula include but are not limited to the following:

(A) Real Estate Taxes and Assessments. LESSEE shall pay its pro rata share of all real property taxes, duties, levies and local improvement charges, or other assessments levied or assessed from time to time against the LESSOR or the Building, including all Common Areas and Facilities, or any part thereof from any governmental authority, and any Tangible Personal Property Taxes which may be levied or assessed by any lawful authority against the land and improvements. A tax bill or photocopy thereof submitted by LESSOR to LESSEE shall be sufficient evidence of the amount of taxes assessed or levied against the parcel or real property to which the bill relates.

(B) Operating Costs.

(1) Insurance. LESSEE shall pay its pro rata share of the cost of insurance against casualty, liability (including liability insurance paid for Lot A3 which contains all of Buildings parking), loss or damage to the Building of which the Leased Premises are a part, to the extent of the full insurable value thereof.

(2) Utilities. LESSEE shall pay its pro rata share of the cost of all utilities including electricity, water, gas, fuel, trash and garbage collection fees, property owners association fees, drainage district tax, and any sewer service charges for the Building and adjacent Lot A3. Notwithstanding the foregoing to the contrary, LESSEE shall pay its direct cost of the above noted utilities in the event LESSEE'S Premises are separately metered for such noted utilities.

(3) General Services and Expenses. LESSEE shall pay its pro rata share of general services and expenses provided for the benefit of all lessees of the Building and adjacent Lot A3 including, but not limited to, the following:

Landscaping maintenance, supplies and refurbishing, including, but not limited to, any special assessments which may be necessary in the event of a casualty such as a hurricane for landscape damage or other casualty damage.

Cleaning of Parking area.

Painting, window replacement and washing and other cleaning and refurbishing as frequently as necessary to maintain a neat appearance of common areas.

Maintenance of air conditioning (1st floor tenants shall maintain their own HVAC equipment, including providing a routine maintenance contract), heating, sprinkler, security, plumbing and other mechanical systems for all areas including the Leased Premises.

Any and all assessments due from time to time pursuant to the Master Declaration or otherwise levied by any property owner's association.

Building management fees (not to exceed five (5%) percent of gross income.)

Security expenses.

A reserve for renewal, replacement and capital improvements of five (5%) percent of annual Operating Costs excluding this reserve.

Nightly janitorial service to common areas.

Pest Control to the common areas only.

HVAC maintenance, repair and replacement.

Any other expense incurred by Lessor for general services and expenses provided for the benefit of all lessees of the Building.

The costs to be shared on a pro rata basis by LESSEE shall not include payments of principal and interest on any mortgage or deed of trust upon the buildings, the cost of capital improvements in excess of reserves for such and the costs of improvements made exclusively for particular tenants.

LESSOR does not warrant that any of the services above mentioned will be free from interruptions caused by repairs, renewal, improvement, alterations, strikes, lockouts, accidents, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and other conditions and causes beyond the reasonable control of LESSOR. Any such interruption of service shall never be deemed an eviction or disturbance of LESSEE'S use and possession of the Leased Premises or any part thereof or render the LESSOR liable to the LESSEE for damages or relieve the LESSEE from performance of the LESSEE'S obligations under this Lease, provided that LESSOR will make, at all times, reasonable efforts to promptly remedy any situation which might interrupt such services.

4. OTHER PROVISIONS AFFECTING RENTAL PAYMENTS AND ADDITIONAL RENT: Notwithstanding anything in the foregoing to the contrary, the LESSEE'S obligation under Section 3, from the Commencement Date of this Lease to the end of the first calendar year of the Lease Term, shall be as estimated in Article IV of the Lease by LESSOR plus any costs in excess of the LESSOR'S estimated costs, which shall be borne by LESSEE on a pro rated monthly basis. Thereafter, commencing on January 1, 2020 and continuing on January 1 of each year thereafter occurring during the Term of this Lease, LESSOR shall estimate the pro rata share of all expenses due from LESSEE in advance for each year and will notify LESSEE of its pro rata share thereof for said year and each subsequent year. LESSEE shall pay said estimate, in advance, in monthly installments as hereinafter set forth. LESSOR may revise said estimate at any time during the year and LESSOR shall make any adjustments between the amount so paid and the actual expenses, adjusting LESSEE'S account for any credit or debit due LESSEE promptly after such adjustments are established. A statement of the estimated expenses, and a statement of

the actual expenses, shall be rendered to LESSEE by LESSOR and all records shall be available to LESSEE for inspection at LESSOR'S office during normal business hours. The Base Rent and all other amounts due under this Lease shall be paid by LESSEE to LESSOR without notice or demand and without abatement, deduction or set-off in monthly installments, in advance on the first day of each calendar month during the Term of this Lease as provided for herein. It is clearly understood that, with regard to all sums due from LESSEE under the provisions of this Lease, in addition to the Base Annual Rent, LESSOR shall have all the rights and remedies provided herein or by law for the purposes of collection hereof. The provisions for the payment of all sums due under this Section in monthly installments is a privilege for the benefit of LESSEE, and in the event of failure to make such timely payment, Section 13 shall apply. It is the purpose and intent of LESSOR and LESSEE that the Base Annual Rental shall be absolutely net to LESSOR so that this Lease shall yield net to LESSOR the minimum Base Annual Rental specified in Article III of the Lease (Rental), and each year during the Term of this Lease as may be adjusted according to the terms herein and that all costs, fees expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the term of this Lease shall be paid or discharged by the LESSEE as additional rent. If LESSEE is at fault, LESSEE hereby agrees to indemnify and to save LESSOR harmless from and against any such costs, fees, expenses, reimbursements and obligations and any interest that may accrue thereon.

LESSOR'S services as stated herein shall be provided as long as the LESSEE is not in default under any of the terms, provisions, covenants and other conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes of services, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and causes beyond the reasonable control of LESSOR and, upon such happening, no claim for damages or abatement of any of the amounts due under this Lease for failure to furnish any such service shall be made by the LESSEE or allowed by the LESSOR.

LESSEE shall be required to pay LESSOR interest on any Base Annual Rental and pro rata share of assessments or any other amounts due under this Lease that remain unpaid ten (10) days after due date. Said interest will be computed at the highest rate permitted by law.

5. SECURITY DEPOSIT: LESSEE, concurrently with the execution of this Lease, has deposited with LESSOR the amount designated in Article VI of the Lease, the receipt of which is hereby acknowledged by LESSOR, which sum shall be retained by LESSOR as security for the payment by LESSEE of all amounts due under this Lease herein agreed to be paid by LESSEE and for the faithful performance by LESSEE of the terms, provisions, covenants or conditions of this Lease. It is agreed that LESSOR, at LESSOR'S option, may at the time of any default by LESSEE under any of the terms, provisions, covenants or conditions of this Lease, apply said sum or any part thereof towards the payment of any and all other sums payable by LESSEE under this Lease shall thereby be discharged only pro tanto; that LESSEE shall remain liable for any amounts that such sum shall be insufficient to pay; that LESSOR may exhaust any or all rights and remedies against LESSEE before resorting to said sum, but nothing herein contained shall require or be deemed to require LESSOR to so do; that in the event this deposit shall not be utilized for any such

purpose, then such deposit shall be returned by LESSOR to LESSEE within ten (10) days next after the expiration of the term of this Lease or the determination and payment of the amount due under Section 5 of this Lease, if any, whichever later occurs. LESSOR shall not be required to pay LESSEE any interest on said security deposit unless required to so do by law. LESSOR may commingle said security deposit with LESSOR's other funds.

6. IMPROVEMENTS DURING LEASE TERM: For any improvements desired by LESSEE, LESSOR shall have the right to approve a designated contractor which will complete all interior improvements to the Leased Premises in accordance with plans and specifications prepared by LESSEE'S Space Planner and Architect at LESSEE's sole cost and expense. LESSEE shall maintain all improvements installed in accordance with said plans and shall be responsible for payment of all tenant improvements by said contractor. The plans for LESSEE'S interior improvements shall be approved by LESSOR and the applicable governing jurisdiction, prior to commencement of construction on LESSEE'S interior improvements.

Should LESSEE desire additional water and sewer services within the leased premises beyond or in addition to the central locations provided by LESSOR, then said installation and connection shall be at LESSEE'S sole expense. LESSEE shall be responsible for damages, if any, to the common areas of the Buildings or to the other Leased Premises, as a result of such installation by LESSEE, leaks, water pipe breakage or other failure in the system which may occur after the original installation.

All tenant improvements made to the Leased Premises shall be constructed by the approved general contractor, shall be at LESSEE's sole cost and expense, and shall be the property of the LESSOR during the Term of this Lease and shall remain the property of the LESSOR upon termination of this Lease.

7. POSSESSION AND COMMENCEMENT OF RENT: Anything to the contrary in this Lease notwithstanding, it is understood and agreed between the LESSOR and the LESSEE that the Lease Term herein granted in Article II above shall commence on the date so stipulated.

8. LESSEE'S RIGHTS AND RESTRICTIONS AS TO BUSINESS SIGNS: LESSEE may, at its own expense, erect or place, of a quality and in a manner approved in writing by LESSOR, and based on LESSOR'S building standard, signs concerning its business on the entrance door of its office suite or as designated by LESSOR, it being understood between the parties hereto that the maintenance of such signs shall be kept in a good state of repair and LESSEE shall repair any damage that may have been done to the Leased Premises by the erection, existence or removal of such signs. At the end of the Lease Term, LESSEE shall remove the signs at its expense and repair any damage caused by such removal. It is the intent of LESSOR to have uniform tenant signs.

Except as provided above no sign, notice or other advertisement shall be inscribed, painted, affixed or displayed on any of the windows or on the exterior of any of the doors of the Leased Premises, nor anywhere outside the Leased Premises without prior written consent of LESSOR or its agents. LESSOR'S consent to grant is absolute and need not be given.

9. CONDITIONS OF PREMISES: Taking possession of the Leased Premises by LESSEE shall be conclusive evidence as against LESSEE that the Leased Premises were in good and satisfactory condition when possession was so taken.

10. QUIET POSSESSION; MASTER DECLARATION: Upon payment by LESSEE of all of the amounts due herein, and upon the observance and performance of all terms, provisions, covenants and conditions on LESSEE'S part to be observed and performed, LESSEE shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby leased, subject to all of the terms, provisions, covenants and conditions of this Lease Agreement, and any and all covenants, conditions, easements and restrictions of record including, but not limited to those set forth in the Master Declaration. LESSEE hereby acknowledges receipt of a copy of the Master Declaration, if requested. LESSEE agrees to be bound by and to comply with all of the applicable terms, covenants, restrictions, conditions and agreements under the Master Declaration relating to the Leased Premises. In furtherance of the foregoing, LESSEE agrees that LESSEE shall not take any action or do or permit to be done anything which (a) is or may be prohibited pursuant to the Master Declaration or (b) might result in a violation of or default under any of the terms, covenants, restrictions, conditions and agreements of the Master Declaration.

11. LESSEE ELECTRICAL: LESSEE shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which the LESSEE obtains electric current or which will, in the opinion of LESSOR, interfere with the reasonable use of the Building by LESSOR or other tenants or which shall create a hazard within the Leased Premises. LESSEE shall comply with all applicable laws.

12. CHARGES FOR SERVICES: It is understood and agreed upon between the parties hereto that any charges against LESSEE by LESSOR for services or for work done on the Premises by order of LESSEE other than repair and maintenance services, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

13. NON-PAYMENT: LESSEE agrees that LESSEE will promptly pay said rent and pro rata expenses, together with all applicable sales tax thereon, at the times and place stated herein. LESSEE agrees that LESSEE will pay charges for work performed on order of LESSEE, and will pay any other charges that accrue under this Lease. If any part of the rent or above mentioned charges shall remain due and unpaid for fifteen (15) days next after LESSEE's receipt of written notice from LESSOR notifying LESSEE that the same are due and unpaid (provided that LESSOR agrees that LESSOR will not send any such written notice to LESSEE until at least five (5) days next after such amounts become past-due), LESSOR shall have the option of declaring the balance of the entire rental and projected pro rata expenses for the entire term of this Lease to be immediately due and payable, and LESSOR may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise.

14. ALTERATIONS AND REPAIRS: LESSEE will, at LESSEE'S own expense, keep the Leased Premises in good repair and tenantable condition during the Lease Term and will replace at its own expense any and all broken glass caused by LESSEE in and about said Leased Premises.

LESSEE will make no alteration, additions or improvements in or to the Leased Premises without the written consent to LESSOR and all additions, fixtures, carpet or improvements, except office furniture and fixtures which shall be readily removable without injury to the Leased Premises, shall be and remain a part of the Leased Premises at the expiration of this Lease.

It is further agreed that this Lease is made by the LESSOR and accepted by the LESSEE with the distinct understanding and agreement that the LESSOR shall have the right and privilege to make and build additions to the Building of which the Leased Premises are a part, and make such alterations and repairs to said Building as it may deem wise and advisable without any liability to the LESSEE therefore.

15. LIENS: LESSEE further agrees that LESSEE will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, engaged by LESSEE and will indemnify LESSOR against all expenses, costs and charges, including bond premiums for release of liens and attorneys' fees and disbursements reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments or encumbrances caused or suffered by LESSEE. In the event any such lien shall be made or filed, LESSEE shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

The LESSEE herein shall not have any authority to create any liens for labor or materials on the LESSOR'S interest in the Leased Premises and all persons contracting with the LESSEE for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, mechanics and laborers, are hereby charged with notice that they must look only to the LESSEE'S interest in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of LESSEE. Further, LESSEE agrees to notify all parties performing work on the Leased Premises at LESSEE's request that this Lease does not allow or permit any liens to attach to LESSOR's interest.

16. PARKING: LESSOR grants to LESSEE the right to use in common with other owners and tenants within Jupiter Yacht Club and others entitled to non-exclusive use thereof, the parking area for parking automobiles of LESSEE'S customers, clients and invitees. The use of such parking spaces shall at all times be subject to all of the terms and conditions of the Master Declaration.

LESSOR may require LESSEE and its employees to use a parking area designated by LESSOR as an employee parking area and LESSEE shall guarantee to LESSOR that LESSEE'S employees shall use a designated employee parking area as designated by LESSOR.

LESSOR shall not be liable for any damage of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof while in or about the Building or appurtenant parking areas.

17. ESTOPPEL CERTIFICATE: LESSEE agrees that from time to time, upon not less than ten (10) days request by LESSOR, any proposed mortgagee of LESSOR or any proposed purchaser from LESSOR, LESSEE will deliver to the party requesting same a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications that the Lease, as modified, is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) that LESSOR is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail and (d) any other information reasonably required by the requesting party.

18. LESSOR'S MORTGAGE: If the Building and/or Leased Premises are at any time subject to a mortgage and/or mortgage and deed of trust, and LESSEE has received written notice from LESSOR'S Mortgagee of same, then in any instance in which LESSEE gives notice to LESSOR alleging default by LESSOR hereunder, LESSEE will also simultaneously give a copy of such notice to LESSOR'S Mortgagee and LESSOR'S Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to LESSOR hereunder, plus an additional period of thirty (30) days, and LESSEE will accept such curative or remedial action (if any) taken by LESSOR'S Mortgagee with the same effect as if such action had been taken by LESSOR.

This Lease shall automatically be subject and subordinate to any first mortgage or first priority deed of trust now or hereafter covering all or any part of the Leased Premises or the Building. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary. However, if required by LESSOR or LESSOR's mortgagee, LESSEE hereby agrees to execute any instrument or instruments which LESSOR or LESSOR's mortgagee may deem necessary or desirable to effect the subordination of the Lease to any and all such mortgages and/or deeds of trust. LESSEE hereby appoints LESSOR and/or LESSOR'S successor(s) in interest as LESSEE'S attorney-in-fact to execute any and all such documents required by LESSOR or LESSOR's mortgagee pursuant to the provisions of this Section.

19. ASSIGNMENT BY LESSEE: Without the written consent of LESSOR first obtained in each case, LESSEE shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease for the Term hereof, or underlet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by other person or entity. If this Lease is assigned, or if the Leased Premises or any part thereof are underlet or occupied by any person or entity other than the LESSEE without the prior written consent of LESSOR, which consent shall not be unreasonably withheld by LESSOR, the same shall constitute an immediate default by LESSEE of this Lease. LESSOR may collect or accept rent and pro rata expense or any other payments from any assignee, undertenant, or occupant and apply the net amount collected or accepted to the rent and other amounts herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant or occupant as LESSEE, nor shall it be construed as, or implied to be, a release of the LESSEE from the further observance

and performance by the LESSEE of the terms, provisions, covenants and conditions herein contained.

20. SUCCESSORS AND ASSIGNS: All terms, provisions, covenants and conditions to be observed and performed by LESSEE shall be applicable to and binding upon LESSEE'S respective heirs, administrators, executors, successors and permitted assigns, subject however, to the restrictions as to assignment or subletting by LESSEE as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

21. INSURANCE: LESSEE shall, at its sole expense, maintain in effect at all times during the Term insurance coverage with limits not less than those set forth below with insurers licensed to do business in the State of Florida.

A. Worker's Compensation Insurance, minimum, limit as defined by Statute and as same may be amended from time to time;

B. Employer's Liability Insurance, minimum limit \$500,000.00;

C. Commercial General, Liability, Bodily Injury/Property, Damage Insurance, minimum limit \$1,000,000.00 each occurrence and \$300,000.00 property damage; and

D. Automobile Liability Insurance, minimum limit \$500,000.00 (Company Vehicles).

E. All risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to LESSEE's fixtures, furnishings, equipment, inventory and stock-in-trade on a full replacement cost basis in amounts sufficient to prevent LESSEE from becoming a co-insurer and subject only to such deductibles and exclusions as LESSOR may reasonably approve.

These policies shall be on a form acceptable to LESSOR, endorsed to include LESSOR as an additional insured, when applicable, state that the insurance is primary over any insurance carried by LESSOR, and the commercial general liability policy shall include the following coverages:

A. Premises/Operations;

B. Independent Contractors;

C. Broad Form Contractual in support of the Indemnity Section of this Lease; and

D. Personal Injury Liability.

Each workers' compensation, employer's liability, and automobile liability policy shall include a Waiver of Subrogation in favor of LESSOR. Evidence of these coverages

represented by Certificates of Insurance issued by the insurance carrier must be furnished to the LESSOR before LESSEE moves in. Certificates of Insurance shall specify the additional insured status mentioned above as well as the Waivers of Subrogation. The Certificate of Insurance shall state that the LESSOR will be notified in writing thirty (30) days before cancellation, material change, or renewal of insurance. If LESSEE does not procure insurance as required, LESSOR may, upon advance written notice to LESSEE, cause this insurance to be issued, and LESSEE shall pay to LESSOR the premium for this insurance within ten (10) days of LESSOR's demand, plus interest at the highest lawful rate for a loan of like amount from the date of payment by LESSOR until repaid by LESSEE.

22. INDEMNIFY LESSOR: In consideration of said Premises being leased to LESSEE for the above rental, LESSEE agrees: that LESSEE, at all times, will indemnify, defend, protect and hold harmless LESSOR from all losses, damages, liabilities and expenses, which may arise or be claimed against LESSOR and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Premises by LESSEE, or consequent upon or arising from any acts, omissions, neglect or fault of LESSEE, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from LESSEE'S failure to comply with any of the terms, agreements, covenants, restrictions or conditions of the Master Declaration or with any laws, statutes, ordinances, codes or regulations as herein provided; that LESSOR shall not be liable to LESSEE for any damages, losses or injuries to the persons or property of LESSEE which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from the gross negligence of LESSOR, his agents or employees, and the LESSEE will indemnify and keep harmless LESSOR from all damages, liabilities, losses, injuries or expenses which may arise or be claimed against LESSOR and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises, as a result of the negligence of LESSEE, his agents, employees, servants, licensees, visitors, customers, patrons and invitees. All personal property placed or moved into the Leased Premises or Building shall be at the risk of LESSEE or the owners thereof, and LESSOR shall not be liable to LESSEE for any damages to said personal property. LESSEE shall maintain at all times during the Term of this Lease an insurance policy or policies in an amount or amounts sufficient to indemnify LESSOR and to pay LESSOR'S damages, if any, resulting from any matter set forth hereinbefore in this Section 22 and at all times sufficient to satisfy the requirements set forth in Section 21.

In case LESSOR shall be made a party to any litigation commenced by or against LESSEE, then LESSEE shall protect and hold LESSOR harmless and shall pay all costs, expenses and attorneys' fees and disbursements incurred or paid by LESSOR in connection with such litigation unless the same arises from LESSOR's gross negligence or LESSOR's intentional acts or omissions.

23. ATTORNEYS' FEES: If the LESSEE defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the LESSOR employs the services of an attorney to enforce performance of same by the LESSEE or to perform any service based upon said default, the LESSEE does agree to pay attorneys' fees and all

expenses, costs and charges incurred by the LESSOR pertaining thereto and in enforcement of any remedy available to the LESSOR.

In the event of the institution of litigation to enforce the provisions of this Lease to evict LESSEE, or to collect moneys due from the LESSEE, the prevailing party shall be entitled to costs, interest from the date of default in the event of a money judgment and attorneys' fees and disbursements.

In the event LESSOR is the prevailing party, the awardable sums with all costs, interest and damages shall be deemed additional rent hereunder and shall be due from LESSEE to LESSOR on the first day of the month following the month in which the respective expenses were incurred.

24. GOVERNMENTAL REGULATIONS: LESSEE shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and codes and state, local and federal statutes or laws, rules, regulations or other governmental requirements now in force or which may hereafter be in force.

25. INTENTIONALLY OMITTED.

26. FIRE OR CASUALTY:

A. *Absolute Right to Terminate*. If by fire or other casualty the Leased Premises are damaged or destroyed to the extent of twenty-five percent (25%) or more of the replacement cost thereof, or the Building is damaged or destroyed to the extent of twenty-five per cent (25%) or more of the replacement cost thereof, LESSOR will have the option of terminating this Lease or any renewal thereof by serving written notice upon LESSEE within one hundred and eighty (180) days from the date of the casualty and any prepaid Rent or other amounts will be prorated as of the date of destruction and the unearned portion of such Rent or other amounts will be refunded to LESSEE without interest.

B. *Qualified Right to Terminate*. If by fire or other casualty either the Leased Premises or the Building is damaged or destroyed to the extent of less than twenty-five per cent (25%) but more than ten percent (10%) of the replacement cost of the Leased Premises or the Building (as applicable) (or the Leased Premises or Building are damaged to a lesser degree but Section C below does not apply because of the number of years remaining in the Lease Term), then LESSOR may, so long as it treats LESSEE and similarly situated tenants in a nondiscriminatory manner, either terminate this Lease by serving written notice upon LESSEE within one hundred and eighty (180) days of the date of destruction or LESSOR may restore the Leased Premises.

C. *Obligation to Restore*. If by fire or other casualty either the Leased Premises or the Building is destroyed or damaged, but only to the extent of ten percent (10%) or less of the replacement cost of the Leased Premises or the Building (as applicable), and, also, the unexpired Lease Term, including any previously exercised renewal option, is more than three years, then LESSOR will commence restoration of the Leased Premises as soon as reasonably possible and will proceed with due diligence to its completion.

D. *Rent Adjustments.* In the event of restoration by LESSOR, all Base Rent and other amounts paid in advance shall be apportioned as of the date of damage or destruction and all such Base Rent and other amounts paid as above described thereafter accruing shall be equitably and proportionately adjusted according to the nature and extent of the destruction or damage, pending substantial completion of rebuilding, restoration or repair. In the event the destruction or damage is so extensive as to make it unfeasible for LESSEE to conduct LESSEE's business in the Leased Premises, Rent and other amounts due under this Lease will be completely abated until the Leased Premises are substantially restored by LESSOR or until LESSEE resumes use and occupancy of the Leased Premises, whichever shall first occur. LESSOR will not be liable for any damage to or any inconvenience or interruption of business of LESSEE or any of LESSEE's Agents occasioned by fire or other casualty.

E. *Qualifications.* Said restoration, rebuilding or repairing will exist and will be at LESSOR's sole cost and expense, subject to the availability of applicable insurance proceeds. LESSOR shall have no duty to restore, rebuild or replace LESSEE's personal property, trade fixtures, doors, glass or storefront, and instead, LESSEE shall be responsible for same. Notwithstanding anything to the contrary in this Lease, including, but not limited to this Section, LESSOR's obligation(s) to repair, rebuild or restore the Building or the Leased Premises shall exist (i) only to the extent of insurance proceeds received by LESSOR in connection with the condition or event which gave rise to LESSOR's obligation to repair, rebuild or restore and/or (ii) only so long as the area unaffected by the casualty may, as determined by LESSOR using reasonable business judgment, be restored as a profitable, self functioning unit.

F. Intentionally Deleted.

27. <u>EMINENT DOMAIN</u>: If there shall be taken during the term of this Lease any part of the Leased Premises, parking facilities (but only if more than 25% of the spaces are taken) or Building, other than a part not interfering with maintenance, operation or use of the Leased Premises, LESSOR may elect to terminate this Lease or to continue same in effect. If LESSOR elects to continue the Lease, the rental and pro rata expenses shall be reduced in proportion to the area of the Leased Premises so taken and LESSOR shall repair to the extent reasonably possible any damage to the Leased Premises, parking facilities, or Building resulting from such taking. If any part of the Leased Premises is taken by condemnation or Eminent Domain or if more than 25% of the parking spaces are taken by condemnation or Eminent Domain and not restored by LESSOR, the LESSEE may elect to terminate this Lease or continue same in effect and if the LESSEE elects to continue this Lease, the rental and pro rata assessment shall be reduced in proportion to the area of the Leased Premises resulting from such taking. If all of the Leased Premises are taken by condemnation or Eminent Domain, this Lease shall terminate on the date of taking. All sums awarded or agreed upon between LESSOR and the condemning authority for the taking of the interest of LESSOR and/or LESSEE, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of LESSOR. If this Lease should be terminated under any provisions of this Section, all amounts due under this Lease shall be payable up to the date that possession is taken by the taking authority, and LESSOR will refund to LESSEE any prepaid unaccrued rent and prepaid pro rata expenses less any sum or amount then owing by LESSEE to LESSOR.

28. ABANDONMENT: If, during the Term of this Lease, LESSEE shall abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, or shall cease doing business in said Leased Premises, or shall suffer the rent or any other amount due hereunder to be in arrears, or shall otherwise be in default of any of the terms or conditions of this Lease, LESSOR may, at its option, cancel this Lease by written notice to LESSEE at LESSEE'S address as provided in Section 33, or LESSOR may enter said Leased Premises as the agent of LESSEE by force or otherwise, without being liable in any way therefor, and relet the Leased Premises with or without any furniture that may be therein as the agent of LESSEE, at such price and upon such terms and for such duration of time as LESSOR may determine and receive the rent and pro rata expenses therefore, applying the same to the payment of the sums due by LESSEE, and if the full rental and pro rata expenses herein provided shall not be realized by LESSOR over and above the expense to LESSOR of such reletting, LESSEE shall pay any deficiency.

29. BANKRUPTCY: It is agreed between the parties hereto that: if LESSEE shall be adjudicated bankrupt or insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any state or federal insolvency law; or, if LESSEE'S leasehold interest under this Lease shall be sold under any execution or process of law; or if a trustee in bankruptcy or a receiver be appointed or elected or had for LESSEE (whether under federal or state Laws); or if said Premises shall be abandoned or deserted; or if LESSEE shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on LESSEE'S part to be performed; or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firms, officers or corporations other than LESSEE by death of the LESSEE, operation of law or otherwise, then and in any such event this Lease and the Term of this Lease, at LESSOR'S option, shall expire and end five (5) days after LESSOR has given LESSEE written notice of such act, condition or default and LESSEE hereby agrees immediately then to quit and surrender said Leased Premises to LESSOR; but this shall not impair or affect LESSOR'S right to maintain summary proceeding for the recovery of the possession of the Leased Premises in all cases as provided for by law. If the Term of this Lease shall be so terminated, LESSOR may immediately, or at any time thereafter, re-enter or repossess the Leased Premises and remove all persons and property therefrom without being liable for trespass or damages.

30. ASSIGNMENT OF CHATTELS: LESSEE hereby pledges and assigns to LESSOR as security for the payment of any and all Rental or other sums or amounts provided for herein, all of the furniture, fixtures, goods and chattels of LESSEE which shall or may be brought or put on or into said Leased Premises, and LESSEE agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the LESSOR.

31. WAIVER: Failure of LESSOR to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but LESSOR shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by LESSOR of a default by LESSEE shall be implied, and no express waiver by LESSOR shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

No waiver of any term, provision, condition or covenant of this Lease by LESSOR shall be deemed to imply or constitute a further waiver by LESSOR of any other term, provision, condition or covenant of this Lease. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

32. RIGHT OF ENTRY: LESSOR, or any of its agents, shall have the right to enter the Leased Premises during all reasonable hours, to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of said Building, or to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Lease.

33. NOTICES: Any notice given LESSOR as provided for in this Lease shall be sent to LESSOR by registered or overnight mail addressed to LESSOR at LESSOR'S Management Office at the address shown on Page 1 of the Lease Agreement. Any notice to be given LESSEE under the terms of this Lease shall be sent by registered mail to the office of LESSEE in the Leased Premises and to the address shown on Page 1 of the Lease Agreement. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.

34. RULES AND REGULATIONS: LESSEE agrees to comply with all rules and regulations deemed reasonably necessary by LESSOR which LESSOR may adopt from time to time for operation of the Buildings and parking facilities and protection and welfare of Buildings and parking facilities, its tenants, visitors and occupants. The present rules and regulations, with which LESSEE hereby agrees to comply, entitled "Rules and Regulations" are attached hereto as Exhibit "D" and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease and LESSEE hereby agrees to comply with the same upon delivery of a copy thereof to LESSEE, providing the same do not deprive LESSEE of its rights established under this Lease.

LESSEE shall cure and/or comply with any notice of violations of the Rules and Regulations. In the event LESSEE receives a second or subsequent notice of a violation of the same rule or regulation for which LESSEE fails to timely correct within fifteen (15) days after notice, LESSOR may, at its sole discretion, declare this Lease in default, and such default shall, ipso facto, constitute a default hereunder and empower LESSOR to terminate this Lease or seek any other remedy available to LESSOR for the default as provided herein or at law or in equity.

35. CONTROL OF COMMON AREAS AND PARKING FACILITIES BY LESSOR: All automobile parking areas, driveways, entrances and exits thereto, Common Areas and other facilities furnished by LESSOR, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, Common Areas and other areas and improvements provided by LESSOR for the general use, in licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of LESSOR, and LESSOR shall have the right from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to close all or any

portion of said areas of facilities to such extent as may, in the opinion of LESSOR'S counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities to discourage non-LESSEE parking; and to do and perform such other acts in and to said areas and improvements, as, in the sole judgment of LESSOR the LESSOR shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licenses and customers. LESSOR will operate and maintain the Common Areas and other facilities referred to in such reasonable manner as LESSOR shall determine from time to time. Without limiting the scope of such discretion, LESSOR shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this Section to parking areas and/or facilities shall in no way be construed as giving LESSEE hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in Section 16 hereof. All parking areas are subject to the restrictions of the Master Declaration.

36. SURRENDER OF PREMISES: LESSEE agrees to surrender to LESSOR, at the end of the Term of this Lease and/or upon any cancellation of this Lease, said Leased Premises in as good condition as said Leased Premises were at the beginning of the Term of this Lease, ordinary wear and tear and damage by fire or other casualty not caused by LESSEE'S negligence, excepted. LESSEE agrees that if LESSEE does not surrender said Leased Premises to LESSOR at the end of the Term of this Lease, then LESSEE will pay to LESSOR two (2) times the monthly base rent and two (2) times the monthly pro rata expense assessment paid in the final month of LESSEE'S term hereunder for each month that LESSEE holds over; in addition, LESSEE shall pay all damages that LESSOR may suffer on account of LESSEE'S failure to so surrender to LESSOR possession of said Leased Premises, and will indemnify, defend, protect and save LESSOR harmless from and against all claims made by any succeeding tenant of said Leased Premises against LESSOR on account of delay of LESSOR in delivering possession of said Leased Premises to said succeeding tenants so far as such delay is occasioned by failure of LESSEE to so surrender said Leased Premises in accordance herewith or otherwise.

No receipt of money by LESSOR from LESSEE after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment.

No act or thing done by LESSOR or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of LESSOR.

37. TAXES ON LESSEE'S PERSONAL PROPERTY: LESSEE shall be responsible for and pay before delinquency all municipal, county or state taxes assessed during the term of this

Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the LESSEE.

38. INTENTIONALLY OMITTED.

39. SHORT FORM LEASE: LESSEE shall, if so required by LESSOR at any time, execute a short form Lease in recordable form setting forth the name of the parties, the Term of the Lease (stating declaration of commencement of Lease Term called for in Article II), and the description of the Leased Premises. Except as set forth in the previous sentence, LESSEE will not record this Lease, nor any short form or memorandum thereof, without LESSOR's prior written consent and any such recording without LESSOR's prior written consent will constitute an immediate default under this Lease.

40. WAIVER OF TRIAL BY JURY: IT IS MUTUALLY AGREED BY AND BETWEEN LESSOR AND LESSEE THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE AND LESSEE'S USE OF OR OCCUPANCY OF THE PREMISES.

41. DEFAULT UNDER OTHER LEASE: If the terms of any lease, other than this Lease, made by LESSEE for any other space in any other building owned by LESSOR, shall be terminated or terminable after the making of this Lease because of any default by LESSEE under such other Lease, such default shall, ipso facto, constitute a default hereunder and empower LESSOR, at LESSOR'S sole option, to terminate this Lease as herein provided in the event of default.

42. SEVERABILITY: If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such terms, provisions, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

43. TIME: It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

44. DEFINITIONS AND PARAGRAPH HEADINGS:

(A) The terms LESSOR and LESSEE, as herein contained, shall include singular and/or plural, masculine, feminine, and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease

Agreement and the Section headings are solely for the convenience of the reader and not intended to be all inclusive.

(B) Calendar Year shall be a twelve (12) month period ending on each December 31.

(C) Code shall mean the Town of Jupiter Building, Electrical, Air Conditioning, Plumbing or other, as the same may be applicable.

(D) Building. The actual structure where in the Leased Premises are located.

(E) Pro ration of rent shall be over a thirty (30) day month.

(F) Lot A3. Surrounding and adjacent Lot that contains Building parking.

(G) Lot A2. Parking Garage that contains Building parking.

45. TENDER AND DELIVERY OF LEASE: Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both LESSOR and LESSEE. LESSOR and its leasing agents, and no other person or entity, has the right to lease the Leased Premises.

46. SERVICES: Services to be provided to LESSEE, with costs to LESSEE, shall be as noted in Section 3(B) hereof.

Such services shall be provided as long as LESSEE is not in default under any terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes of services, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and other conditions and causes beyond the reasonable control of LESSOR and upon such happening, no claim for damages or abatement of rent for failure to furnish any such service shall be made by the LESSEE or allowed by the LESSOR, except as otherwise provided herein. In the event of a dispute resulting in litigation, LESSOR shall not withhold services so long as LESSEE continues to pay all of the amounts due under this Lease. The cost for provided services shall be prorated to LESSEE as noted in Section 3 herein.

47. EXCULPATION: LESSEE agrees that it shall look solely to LESSOR'S interest in the Land and Building for recovery in the event of any default in the performance or observance of any of the terms or conditions of this Lease and nothing in the Lease shall impose any personal liability upon LESSOR, or any entity or persons who at any time may in whole or in part, comprise LESSOR or any successor thereto, or any other person having or acquiring any right, title or interest in the Land and/or Building, and, in the event of default under this Lease, no deficiency or any other money judgment shall be rendered or entered against LESSOR personally or any such other entity or person.

48. BUSINESS ENTITY LESSEE: In the event the LESSEE hereunder is a corporation or any other business entity, the individual executing this Lease hereby covenants and warrants that the LESSEE is a duly constituted corporation or other business entity qualified to do business in Florida; that all of the LESSEE'S franchise fees and taxes have been paid to-date; that all future forms, reports, fees and other documents necessary for the LESSEE to comply with applicable laws will be filed by the LESSEE when due; that all necessary entity action has been taken on behalf of the LESSEE in order to authorize the LESSEE to enter into this Lease; and that such persons are duly authorized by the governing body of the LESSEE to execute and deliver this Lease on behalf of the LESSEE.

49. BROKERS: LESSOR and LESSEE represent and warrant to each other that they have had no dealings with respect to this transaction with any broker, firm or salesman, or any other person or corporation other than those listed in this Lease in Article VIII. LESSOR agrees to pay each Broker listed in this Lease in Article VIII (collectively, the "Broker") a commission in connection with this transaction pursuant to separate agreement between LESSOR and each such Broker, which commission shall relate to the Lease hereunder. LESSEE agrees to defend, indemnify and hold LESSOR harmless from and against any loss, cost, damage, liability and expense, including, without limitation, attorneys' fees and disbursements, arising out of any and all claims by any person, firm or corporation with whom LESSEE has dealt and who shall claim to have acted in this transaction on behalf of LESSEE (other than the Broker). LESSOR agrees to defend, indemnify and hold LESSEE harmless from and against any loss, cost, damage, liability and expense, including, without limitation, attorneys' fees and disbursements, arising out of any and all claims by any person, firm or corporation (including the Broker) with whom LESSOR has dealt and who shall claim to have acted in this transaction on behalf of LESSOR. The provisions of this Paragraph shall survive any termination of this Lease.

50. RADON NOTICE. Section 404.056 (6) of the Florida Statutes requires that the following notification be provided to you at the time of, or prior to, contract for sale and purchase of any building or execution of a rental agreement for any building:

> RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

51. WRITTEN AGREEMENT: This Lease contains the entire agreement between the parties hereto, and it may be modified only by an agreement in writing signed by LESSOR and LESSEE. No surrender of the Leased Premises or of the remainder of the Term of this Lease shall be valid unless accepted by LESSOR in writing. LESSEE acknowledges and agrees that LESSEE has not relied upon any statement, representation, prior written or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

52. CONFIDENTIALITY: LESSEE hereby agrees that the terms and conditions of this Lease, and all past, present and future negotiations, discussions, correspondence and documents concerning this Lease are of a confidential nature and shall be kept strictly confidential. LESSEE agrees not to reveal any of the terms, provisions, or conditions of this Lease to any other party without the express prior written consent of the LESSOR. This clause shall be binding upon the LESSEE and its employees and agents and LESSEE shall use reasonable efforts to assure compliance herewith by LESSEE's employees and agents.

53. OFAC CERTIFICATION AND INDEMNIFICATION:

(a). Certification. LESSEE certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by an Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(b). Indemnification. LESSEE hereby agrees to defend, indemnify and hold harmless LESSOR from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification. This indemnity shall survive any termination of this Lease.

[END OF EXHIBIT "C"]

EXHIBIT "D"

THE PLAZA AT JUPITER YACHT CLUB

RULES AND REGULATIONS

The following Rules and Regulations, hereby accepted by LESSEE, are prescribed by LESSOR to enable LESSOR to provide, maintain, and operate, to the best of LESSOR'S ability, orderly, clean and desirable premises, Building and parking facilities for the LESSEES therein at as economical a cost as reasonably possible and in as efficient a manner as reasonably possible, to assure security for the protection of LESSEE so far as reasonably possible, and to regulate conduct in and use of said Premises, Building and parking facilities in such manner as to minimize interference by others in the proper use of same by LESSEE.

1. BLOCKING OF ENTRIES, ETC. LESSEE, its officers, agents, servants and employees shall not block or obstruct any of the driveways, entries, passages, doors, elevators, elevator doors, hallways or stairways of Building or garage or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of LESSEE, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

2. MOVING IN TO OR OUT OF LEASED PREMISES. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises, Building or parking facilities shall be restricted to time, method and routing of movement as determined by LESSOR upon request from LESSEE and LESSEE shall assume all liability and risk to property, Premises and Building in such movement. LESSEE shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, Leased Premises or parking facilities without having first obtained a written permit from LESSOR twenty-four (24) hours in advance. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into Leased Premises, Building or parking facilities only with LESSOR'S written consent and placed where directed by LESSOR.

3. SIGNS. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by LESSEE, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees in or on any part of the outside or inside of Building, parking facilities or Leased Premises without prior written consent of LESSOR and then only of such color, size, character, style and material and in such places as shall be approved and designated by LESSOR. Signs on doors and entrances to Leased Premises shall be placed thereon by a contractor designated by LESSOR and paid for by LESSEE.

4. LOST OR STOLEN PROPERTY. LESSOR will not be responsible for lost or stolen personal property, equipment, money or any article taken from Leased Premises, Building or parking facilities regardless of how or when loss occurs.

5. RESTRICTIONS. LESSEE, its officers, agents, servants and employees, patron, licensees, customers, visitors or invitees **SHALL NOT**:

A. Equipment and Inflammable Fluids. Install or operate any heating or air conditioning apparatus or carry on any mechanical operation or bring into Leased Premises, Building or parking facilities any inflammable fluids or explosives without written permission of LESSOR.

B. Housing. Use the Leased Premises, Building or parking facilities (LotA3) for housing, lodging or sleeping purposes or for the cooking or preparation of food, except for minor food preparation such as breakfast, lunch or snacks for LESSEE's own employees on the Leased Premises, without the prior written consent of LESSOR.

C. Animals. Bring into parking facilities, Building or Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect or animal except seeing eye dogs or into the Building any bicycle or other vehicle, except baby carriages or wheelchairs, without the prior written consent of LESSOR.

D. Painting and Decorating. Paint the Leased Premises nor in any way deface any part of Leased Premises or Building without the prior written consent of LESSOR.

E. Alarms. Install signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of LESSEE with the approval and under the direction of LESSOR.

F. Noise. Permit the operation of any musical or sound producing instruments or device which may be heard outside Leased Premises, Building or parking facilities, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in Building (excludes restaurants).

G. Solicitation. Solicit business in the Building's parking facilities or Common Areas, nor shall LESSEE distribute any handbills or other advertising matter in automobiles parked in the Building's parking facilities.

H. Nuisance. Conduct its business and/or control of its officers, agents, employees, servants, patrons, customers, licensees, and visitors in such manner as to create any nuisance, or interfere with, annoy or disturb any other tenant or LESSOR in its operation of the Building or commit waste or suffer or permit waste to be committed in the Leased Premises, Building or parking facilities.

I. Smoking. Smoking is limited to the outside of the Building. No smoking is permitted within the interior of the Building. LESSOR may designate an exterior smoking area(s).

J. Parking. Park vehicles in an illegal manner on or adjacent to the Building and parking facilities (LotA3) is prohibited. No overnight parking is permitted.

6. LOCKS. No additional locks shall be placed on any door in Building without the prior written consent of LESSOR. LESSOR will furnish two keys to each lock on doors in the Leased Premises and LESSOR, upon request of LESSEE, shall provide additional duplicate keys at LESSEE'S expense. LESSOR may at all times keep a pass key to the Leased Premises. All keys shall be returned to LESSOR promptly upon termination of this Lease.

7. LOCKING OF PREMISES. LESSEE, its officers, agents, servants and employees shall, before leaving Leased Premises unattended, close and lock all doors including balcony doors and shut off all lights (except for dedicated security and/or emergency lights); damages resulting from failure to do so shall be paid by LESSEE. Each LESSEE, before the closing of the day and leaving the said Leased Premises, shall see that all blinds and/or draperies are pulled and drawn, and shall see that all doors are locked.

8. PLATE GLASS. All plate and other glass now in Leased Premises or Building which is broken through cause attributable to LESSEE, its officers, agents, visitors or invitees shall he replaced by and at expense of LESSEE under the direction of LESSOR.

9. NOTICE OF ACCIDENT. LESSEE shall give LESSOR prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part of appurtenance of Leased Premises.

10. PLUMBING FACILITY. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by LESSEE, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors, or invitees shall, have caused it.

11. APPROVAL OF CONTRACTORS, ETC. All contractors and/or technicians performing work for LESSEE, within the Leased Premises, Building or parking facilities shall be referred to LESSOR for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, Leased Premises, or parking facilities. None of this work shall be done by LESSEE without LESSOR'S prior written approval.

12. NO SHOWCASES. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of LESSOR.

13. GLASS PANELS/NO OBSTRUCTION. Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by the LESSEE and LESSEE shall not permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity or interior

and exterior windows, glass panels, or glass doors providing a view into the interior of the Leased Premises unless same shall have first been approved in writing by LESSOR.

14. NO MANUFACTURING OR MERCHANDISING. No space in the Building or parking facilities (LotA3) shall, without the prior written consent of LESSOR, be used for manufacturing, or for the storage of merchandise, or for the sale of merchandise, goods or property of any kind, or auction, except for designated first floor retail areas.

15. NO CANVASSING OR SOLICITING. Canvassing, soliciting and peddling in the Building or parking facilities is prohibited and each LESSEE shall cooperate to prevent the same. In this respect, LESSEE shall promptly report such activities to the Building Manager's office.

16. DELIVERIES. There shall not be used in any space, or in the public halls of the Buildings, either by any LESSEE or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

17. ROOF ACCESS. Neither LESSEE nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee or any LESSEE shall go upon the roof of the Building without the written consent of the LESSOR.

18. JANITORIAL SERVICE. Janitorial service or cleaning personnel's work may be done at any time between 6 PM and 10 PM. Such personnel shall be registered with Lessor and shall be permitted stairwell access only. The first floor outside windows, doors and fixtures may be cleaned at any time.

19. DISPOSAL OF CRATES, BOXES, ETC. In the event LESSEE must dispose of crates, boxes, etc. it will be the responsibility of LESSEE to dispose of same in outside dumpsters. All crates, boxes, etc. shall be flattened prior to dumpster placement. In no event shall LESSEE set such items in the public hallways or other areas of the Building or parking facilities (Lot A3), excepting LESSEE'S own Premises, for disposal.

20 DAMAGE TO LEASED PREMISES. Except for ordinary wear and tear, LESSEE will be responsible for any damage to the Leased Premises, including carpeting and flooring, as a result of: rust or corrosion of file cabinets; roller chairs; metal objects, or spills of any type of liquid. Self filling or automatic water filling coffee machines are not permitted.

21. LABORERS. LESSEES employing laborers or others outside of the Building shall not have their employees paid in the Building, but shall arrange to pay their payrolls elsewhere.

22. INFESTATION. If the Premises demised to any LESSEE become infested with vermin, such LESSEE, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of LESSOR, and shall employ such exterminators therefor as shall be approved by LESSOR.

23. NO ANTENNAS. LESSEE shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without

LESSOR'S prior approval in writing and upon such terms and conditions as may be specified by LESSOR in each and every instance.

24. COMPLIANCE WITH GOVERNMENTAL REGULATION. LESSEE shall not make or permit any use of Leased Premises, Building or parking facilities which, directly or indirectly, is forbidden by the Master Declaration or by any law, ordinance or governmental or municipal regulation, code or order, or which may be disreputable, or which may be dangerous to life, limb or property.

25. ADVERTISEMENT. LESSEE shall not advertise the business, profession or activities of LESSEE in any manner which violates the letter or spirit of any code or ethics adopted by any recognized association or organization pertaining therein, or use the name of the Building for any purpose other than that of the business address of LESSEE or use any picture or likeness of Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without LESSOR'S express consent in writing.

26. INSPECTION BY LESSOR. LESSEES shall permit LESSOR, or its agent, to enter Premises to make inspections, repairs, alterations or additions in or to Leased Premises or Building, and at any time in event of emergency permit LESSOR to perform any acts related to the safety, protection, preservation, reletting, or improvement of Leased Premises or Building.

27. CAR WASHING. Vehicle washing on the parking lot or in the parking garage is prohibited.

[END OF EXHIBIT "D"]

EXHIBIT E

SPECIAL CLAUSES/CONDITIONS

Items to be incorporated as Special Clauses are listed below:

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1. Option to Renew. Option to Renew. Provided that (i) this Lease is in full force and effect, (ii) LESSEE is in possession of the Premises, and (iii) LESSEE is not in default hereunder, LESSEE shall have the option to extend this Lease term for two (2) additional period of one (1) years each. Such period(s) shall commence on the date following the original fixed or first extension expiration date. Such tenancy shall be upon terms and conditions as set forth herein including the requirement the Base Rent for each year of the extension period shall be calculated in accordance with the provisions of Article III of the Lease. To exercise this option(s), LESSEE shall notify LESSOR, in writing, by certified mail, of such election to renew, at least one-hundred and twenty (120) days prior to the expiration of the current term. LESSEE agrees that this option to renew shall not be assignable unless to an affiliate of LESSEE.
2. Interior Improvements. LESSOR shall modify the existing space to comply with Exhibit A, including new two interior walls extended above the ceiling, with glass insert interior partitioning where noted, interior wall painting.
3. Pulse Deferred Prior Rent. In addition to rents noted herein, for the first twelve (12) months (commencing April 1, 2019), LESSEE shall reimburse LESSOR $1,939.91(includes sales tax) per month in order to pay off the Pulse Evolution Corp deferred prior rent.

EXHIBIT F

THE PLAZA AT JUPITER YACHT CLUB

GUARANTEE FOR LEASE PERFORMANCE

OMITTED